EXHIBIT 3.2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SPECIALTY METALS GROUP INDIUM CORP.

Specialty Metals Group Indium Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the corporation is (hereinafter called the “Corporation”) is Specialty Metals Group Indium Corp.

2.	The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu of said Article the following new Article:

FIRST. The name of the corporation is SMG Indium Resources Ltd. (the “Corporation”).

3.
The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ailon Z. Grushkin, its President, on April 1, 2008.

SPECIALTY METALS GROUP INDIUM CORP.

By:	/s/ Ailon Z. Grushkin
Ailon Z. Grushkin, President